UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

DYNEX CAPITAL, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dynex Capital, Inc.

Notice of Annual Meeting of Shareholders
and
Proxy Statement

Annual Meeting of Shareholders
May 24, 2007

DYNEX CAPITAL, INC.

April 16, 2007

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Dynex Capital, Inc. (the “Company”) to be held at the Hilton Newark Penn Station Hotel located at Gateway Center-Raymond Boulevard, Newark, New Jersey on Thursday, May 24, 2007, at 9:00 a.m. Eastern Time.

The business of the meeting is to consider and act upon the election of directors and appointment of auditors of the Company.

While shareholders may exercise their right to vote their shares in person, we recognize that many shareholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend. All you need to do is mark the proxy to indicate your vote, date and sign the proxy, and return it in the enclosed postage-paid envelope as soon as conveniently possible. If you are a common shareholder and desire to vote your shares of common stock in accordance with management’s recommendations, you need not mark your votes on the proxy but need only sign, date and return the common proxy card in the enclosed postage-paid envelope in order to record your vote. If you are a preferred shareholder and desire to vote your shares of Series D preferred stock for one or both of the preferred nominees, you must mark your votes on the preferred proxy card and return such proxy card in the enclosed postage-paid envelope in order to record your vote.

Sincerely,

Thomas B. Akin
Chairman of the Board

Stephen J. Benedetti
Executive Vice President and
Chief Operating Officer

DYNEX CAPITAL, INC.
4551 Cox Road, Suite 300
Glen Allen, Virginia 23060
(804) 217-5800
____________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Annual Meeting of Dynex Capital, Inc. (the “Company”) will be held at the Hilton Newark Penn Station Hotel located at Gateway Center-Raymond Boulevard, Newark, New Jersey on Thursday, May 24, 2007, at 9:00 a.m. Eastern Time, to consider and act upon the following matters:

1.	Holders of our common stock will:

A.	Elect three (3) directors of the Company, to hold office until the next annual meeting and until their successors are elected and duly qualified; and

B.	Ratify the selection of BDO Seidman LLP, independent certified public accountants, as auditors for the Company for the 2007 fiscal year; and

C.	Transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

2.	Holders of our Series D preferred stock will:

A.
Elect two (2) directors of the Company, to hold office until the next annual meeting and until their successors are elected and duly qualified, or as otherwise provided in the Company’s Articles of Incorporation.

Only shareholders of record at the close of business on April 9, 2007, the record date, will be entitled to vote at the Annual Meeting.

Management desires to have maximum representation at the Annual Meeting and respectfully requests that you date, execute and promptly mail the enclosed proxy in the accompanying postage-paid envelope. A proxy may be revoked by a shareholder by notice in writing to the Secretary of the Company at any time prior to its use, by presentation of a later-dated proxy or by attending the Annual Meeting and voting in person.

By Order of the Board of Directors

                        Stephen J. Bendetti
Secretary

Dated: April 16, 2007

DYNEX CAPITAL, INC.
4551 Cox Road, Suite 300
Glen Allen, Virginia 23060
(804) 217-5800
____________________________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 24, 2007

To Our Shareholders:

This Proxy Statement is furnished to the holders of the common stock (“Common Stock”) and Series D 9.50% Cumulative Convertible Preferred Stock (“Series D Preferred Stock”) of Dynex Capital, Inc. (the “Company”) in connection with the solicitation by the Company’s Board of Directors of proxies to be used at the Annual Meeting of Shareholders of the Company to be held at the Hilton Newark Penn Station Hotel located at Gateway Center-Raymond Boulevard, Newark, New Jersey on Thursday, May 24, 2007, at 9:00 a.m. Eastern Time. The Annual Meeting is being held for the purposes set forth in the accompanying notice of Annual Meeting of Shareholders. This Proxy Statement, the accompanying proxy card and the notice of Annual Meeting are being provided to shareholders beginning on or about April 16, 2007.

GENERAL INFORMATION

Solicitation

The enclosed proxy is solicited by the Board of Directors of the Company. The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail, and also may be made by personal interview, telephone and telegram by directors and officers of the Company. Brokerage houses and nominees will be requested to forward the proxy soliciting material to the beneficial owners of shares of Common Stock and Series D Preferred Stock and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding these proxy materials to such beneficial owners.

Voting Rights

Common Stock. Holders of shares of Common Stock at the close of business on April 9, 2007, the record date, are entitled to notice of, and to vote at, the Annual Meeting. On that date, 12,136,262 shares of Common Stock were outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote for each of three directors to be elected by the holders of shares of Common Stock and one vote on any other matter presented to such holders at the Annual Meeting. The presence, in person or by proxy, of holders of shares of Common Stock entitled to cast a majority of all the votes entitled to be cast constitutes a quorum for the transaction of business at the Annual Meeting.

Series D Preferred Stock. Holders of shares of Series D Preferred Stock at the close of business on April 9, 2007, the record date, are entitled to notice of, and to vote at, the Annual Meeting, voting as a single class to elect two directors to the Company’s Board of Directors. The holders of Series D Preferred Stock are not entitled to vote on any other matter. There were 4,221,539 shares of Series D Preferred Stock outstanding as of April 9, 2007.

Voting of Proxies - Common Stock

A proxy card, indicating COMMON STOCK shares, is being sent to the holders of shares of Common Stock (the “common proxy”). Shares of Common Stock represented by a properly executed common proxy received in time for the Annual Meeting will be voted in accordance with the choices specified in such common proxy. If no instructions are indicated on the common proxy, the shares of Common Stock will be voted FOR the election of the nominees named in this Proxy Statement as common shareholder directors and FOR the appointment of BDO Seidman LLP as the Company's auditors for the 2007 fiscal year.

Voting of Proxies—Series D Preferred Stock

A proxy card, indicating SERIES D PREFERRED STOCK shares, is being sent to holders of shares of Series D Preferred Stock (the “preferred proxy”). Shares of Series D Preferred Stock represented by a properly completed and executed preferred proxy received in time for the Annual Meeting will be voted in accordance with the choices specified in such preferred proxy. If a preferred proxy is not completed in accordance with its instructions or no choices are specified on the preferred proxy, the shares of Series D Preferred Stock represented by such preferred proxy will not be voted.

Revocability of Proxy

The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Secretary of the Company that the proxy is revoked, by presenting to the Company a later-dated proxy executed by the person executing the prior proxy, or by attending the Annual Meeting and voting in person.

Quorum

The following principles of Virginia law apply to the voting of shares of capital stock at the Annual Meeting. The presence in person or by proxy of shareholders entitled to vote a majority of the outstanding shares of Common Stock will constitute a quorum for all matters upon which holders of shares of Common Stock are entitled to vote. The presence in person or by proxy of shareholders entitled to vote a majority of the outstanding shares of Series D Preferred Stock will constitute a quorum for the matter upon which holders of shares of Series D Preferred Stock are entitled to vote. Shares represented by proxy or in person at the Annual Meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. An abstention as to any particular matter, however, does not constitute a vote “for” or “against” such matter. “Broker non-votes” (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

Other Matters

The management and the Board of Directors of the Company know of no other matters to come before the Annual Meeting other than those stated in the notice of the Annual Meeting. However, if any other matters are properly presented to the shareholders for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K, including financial statements for the year ended December 31, 2006, which is being mailed to shareholders together with this Proxy Statement, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Common Stock Directors. Three directors of the Company are to be elected by the holders of shares of Common Stock at the Annual Meeting to serve until the next annual meeting and until their successors are elected and duly qualified. On the recommendation of the Nominating & Corporate Governance Committee, the Board of Directors has nominated Thomas B. Akin, Daniel K. Osborne and Eric P. Von der Porten for election by the holders of shares of Common Stock to the Board of Directors at the Annual Meeting. Unless otherwise indicated, a common proxy representing shares of Common Stock will be voted FOR the election of Messrs. Akin, Osborne and Von der Porten to the Board of Directors. Each common stock director nominee has agreed to serve if elected. In the event any common stock director nominee shall unexpectedly be unable to serve, each common proxy will be voted for such other person as the Board of Directors may designate. Selected biographical information regarding each common stock director nominee is set forth below.

Series D Preferred Stock Directors. Pursuant to Section 10 of Article IIID of the Company’s Articles of Incorporation, as amended, the holders of shares of Series D Preferred Stock are entitled to elect two directors to the Board of Directors of the Company. Except as otherwise provided in the Company’s Articles of Incorporation, each such director will serve until the next annual meeting of the shareholders of the Company and until their successors are elected and duly qualified. Leon A. Felman and Barry Igdaloff have been nominated for election by holders of shares of Series D Preferred Stock to the Board of Directors at the Annual Meeting. Each preferred stock director nominee has agreed to serve if elected. Selected biographical information regarding each preferred stock director nominee is set forth below.

Vote Required

Common Stock Directors. The three directors to be elected by the holders of shares of Common Stock will be elected by a favorable vote of a plurality of the shares of Common Stock represented and entitled to vote with respect to each common stock director, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of the common stock directors will not affect the election of candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by each common proxy will be voted FOR the election of each of the three common stock director nominees named below. Although it is anticipated that each common stock director nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares represented by each common proxy will be voted for another person or persons designated by the Company’s Board of Directors. In no event will a common proxy be voted for more than three common stock directors.

Series D Preferred Stock Directors. The two directors to be elected by the holders of shares of Series D Preferred Stock will be elected by a favorable vote of a plurality of the shares of Series D Preferred Stock represented and entitled to vote with respect to each preferred stock director, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of the preferred stock directors will not affect the election of candidates receiving the plurality of votes. If a preferred proxy is not completed in accordance with its instructions or no choices are specified on the preferred proxy, the shares of Series D Preferred Stock represented by such preferred proxy will not be voted. Although it is anticipated that each preferred stock director nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares represented by each preferred proxy will not be voted for another person or persons. In no event will a preferred proxy be voted for more than two directors.

Common Stock Director Nominees

The following information sets forth as of March 6, 2007 the names, ages, principal occupations and business experience for the Company’s common stock director nominees. Unless otherwise indicated, the business experience and principal occupations shown for each director has extended five or more years.

Thomas B. Akin (55) has been a director of the Company and Chairman since 2003. Mr. Akin has served as the managing general partner of Talkot Capital, LLC located in Sausalito, California since 1995. Talkot Capital is the general partner for various limited partnerships investing in both private and public companies. From 1991 to 1994, Mr. Akin was the managing director for the Western United States for Merrill Lynch Institutional Services. He had been the regional director of the San Francisco and Los Angeles regions for Merrill Lynch Institutional Services from 1981 to 1991. Prior to Merrill Lynch, Mr. Akin was an employee of Salomon Brothers from 1978 to 1981. He is currently on the board of directors for Acacia Research Corporation, CombiMatrix Corporation, and he serves as Chairman of the Board for both Advance Data Exchange and Centiv Services, Inc. Mr. Akin holds a B.A. from the University of California at Santa Cruz and an M.B.A. from the Anderson School of Management, UCLA.

Daniel K. Osborne (42) has been a director of the Company since 2005. Mr. Osborne has been Managing Member of Vantage Pointe Capital, LLC, an investment advisory firm that serves as the general partner of Vantage Pointe Capital Partners LP, since February 2003. Prior to founding Vantage Pointe Capital, LLC in 2003, Mr. Osborne was a private investor and co-founder of Apex Mortgage Capital, Inc. He was the company’s Chief Operating Officer and Chief Financial Officer from September 1997 to September 2001. Mr. Osborne was also a Managing Director of Trust Company of The West from July 1994 to December 2001. Mr. Osborne began his career with Deloitte & Touche, LLP. He holds a B.S. degree in accounting from Arizona State University.

Eric P. Von der Porten (49) has been a director of the Company since 2002. Since 1997, Mr. Von der Porten has served as the managing member of Leeward Investments, LLC, the general partner of Leeward Capital, L.P. Mr. Von der Porten earned an A.B. from the University of Chicago and an M.B.A. from the Stanford Graduate School of Business.

Series D Preferred Stock Director Nominees

The following information sets forth as of March 6, 2007, the names, ages, principal occupations and business experience for the Company’s preferred stock director nominees. Unless otherwise indicated, the business experience and principal occupations shown for each director has extended five or more years.

Leon A. Felman (72) has been a director of the Company since 2000. Mr. Felman has been a private investor in financial institutions since 1980. From 1968 to 1999, Mr. Felman was President and Chief Executive Officer of Sage Systems, Inc. Mr. Felman has served on the Board of Directors of Pulaski Financial Corporation since June 2004. Mr. Felman was a director of Allegiant Bancorp, Inc., a St. Louis, Missouri based bank holding company, from 1992 to 2004, and its subsidiary, Allegiant Bank & Trust Company, Inc., from 2001 to 2004, until their sale. Mr. Felman currently serves as a member of the Chancellor’s Council for the University of Missouri-St. Louis and on the Board of Directors of the Barnes-Jewish Hospital Foundation. Mr. Felman graduated from Carnegie Institute of Technology with a B.S. in Industrial Administration.

Barry Igdaloff (52) has been a director of the Company since 2000. Mr. Igdaloff has been a registered investment advisor and the sole proprietor of Rose Capital, Inc. in Columbus, Ohio, since 1995. Mr. Igdaloff graduated from Indiana University in 1976 with a B.S.B. in accounting and from The Ohio State University in 1978, with a Juris Doctorate degree. Mr. Igdaloff is a non-practicing certified public accountant and a non-practicing attorney.

CORPORATE GOVERNANCE
AND THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board and chief executive officer (or, in his absence, the principal executive officer) and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. The corporate governance practices followed by the Company are summarized below.

Director Independence

The Board of Directors has adopted Corporate Governance Guidelines that set forth the practices of the Board with respect to its size, criteria for membership and selection to the Board, committees of the Board, meetings and access to management, director compensation, director orientation and continuing education, an annual performance evaluation of the Board, director responsibilities, an annual review of performance of the president and chief executive officer (or, in his absence, the principal executive officer) and management succession and ethics and conduct. The Guidelines are available on the Company’s web page at www.dynexcapital.com. A printed copy is available to any shareholder upon written request to the Secretary of the Company, 4551 Cox Road, Suite 300, Glen Allen, Virginia 23060.

The Board of Directors in its business judgment has determined that all of its members are independent as defined by New York Stock Exchange listing standards. In reaching this conclusion, the Board considered whether the Company and its subsidiaries conduct business and have other relationships with organizations of which certain members of the Board or members of their immediate families are or were directors or officers. Consistent with the New York Stock Exchange listing standards, the Company’s Corporate Governance Guidelines establish categorical standards under which a director will not be considered to have a material relationship with the Company if:

•
during each of the current fiscal year and three most recent fiscal years, neither the director nor any immediate family member of the director received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent on continued service);

•
during each of the current fiscal year and three most recent fiscal years, the director is not, and was not, an executive officer or an employee, or whose immediate family member is not, or was not, an executive officer of another company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues; or

•
the director serves as an executive officer of a charitable organization to which during each of the three preceding fiscal years the Company made charitable contributions that did not exceed the greater of $1,000,000 or 2% of such charitable organization’s consolidated gross revenues.

None of the Company’s directors, their immediate family members, or organizations in which they are a partner, shareholder or officer, are engaged in any relationships with the Company.

Code of Ethics

The Board of Directors has approved a Code of Business Conduct and Ethics for directors, officers and employees of the Company and each of its subsidiaries, including the Company’s chief executive officer (or, in his absence, the principal executive officer) and principal financial officers. The Code addresses such topics as compliance with applicable laws, conflicts of interest, use and protection of Company assets, confidentiality, dealings with the press and communications with the public, accounting and financial reporting matters, fair dealing, discrimination and harassment and health and safety. It is available on the Company’s web page at www.dynexcapital.com. A printed copy of the Code is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

Board and Committee Meeting Attendance

In 2006, there were eleven meetings of the Board of Directors. Each director attended 75% or more of the total aggregate number of meetings of the Board and of the committees on which he served.

Executive Sessions

Executive sessions where non-employee directors meet on an informal basis are scheduled either before or after regularly scheduled Board meetings. At least once a year the Board schedules an executive session including only independent directors. Thomas B. Akin, the Chairman of the Board, serves as chairman for executive sessions.

Communications with Directors

Any director may be contacted by writing to him c/o the Secretary of the Company at the address set forth above. Communications to the non-management directors as a group may be sent to the Chairman of the Board c/o the Secretary of the Company at the same address. The Company promptly forwards, without screening, all such correspondence to the indicated director(s).

Committees of the Board

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditor and the performance of the internal audit function. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Committee operates under a written charter last amended by the Board in June 2004. The Audit Committee Charter is available on the Company’s web page at www.dynexcapital.com.

The members of the Audit Committee are Messrs. Von der Porten (Chairman), Felman, Igdaloff and Osborne, all of whom the Board in its business judgment has determined are independent as defined by regulations of the Securities and Exchange Commission and the New York Stock Exchange listing standards. The Board of Directors also has determined that all of the Committee members are financially literate as defined by the New York Stock Exchange listing standards and that Mr. Osborne qualifies as an audit committee financial expert as defined by regulations of the Securities and Exchange Commission.

The Audit Committee met five times in 2006. For additional information regarding the Committee, see “Audit Information - Audit Committee Report” on page 20 of this Proxy Statement.

Compensation Committee

The Compensation Committee performs the responsibilities of the Board of Directors relating to compensation of the Company’s executives. The Committee’s responsibilities include reviewing and approving corporate goals and objectives relevant to compensation of the Company’s chief executive officer (or, in his absence, the principal executive officer), evaluating the chief executive officer’s performance in light of those goals and objectives and determining and approving the chief executive officer’s compensation level based on this evaluation; reviewing and approving the compensation for senior executive officers, including their corporate goals and objectives; producing a report on executive compensation as required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement; reviewing and approving any employment-related agreement, other compensation arrangement, or transaction with senior management; making recommendations to the Board with respect to annual and long-term incentive compensation and equity-based plans; administering the Company’s equity-based, deferral and other compensation plans approved by the Board from time to time; reviewing any significant changes in the Company’s tax-qualified employee benefit plans; and reviewing annually with the chief executive officer succession planning and management development activities and strategies. The Compensation Committee has currently tabled discussion of succession planning since we have only one executive officer and given that we currently do not have an active investment strategy because of current market conditions. The Compensation Committee anticipates that it will engage in succession planning discussion at the appropriate time. The Committee operates under a written charter last amended by the Board in June 2004. The Charter of the Compensation Committee is available on the Company’s web page at www.dynexcapital.com. A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The members of the Compensation Committee are Messrs. Osborne (Chairman), Akin and Von der Porten, all of whom the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Committee met three times in 2006. For additional information regarding the Committee, see “Executive Compensation - Compensation Discussion and Analysis” on page 11 of this Proxy Statement.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee develops qualifications for director candidates, recommends to the Board of Directors persons to serve as directors of the Company and monitors developments in, and makes recommendations to the Board concerning corporate governance practices. The Committee acts as the Company’s nominating committee. The Committee operates under a written charter last amended by the Board in June 2004. The Charter of the Nominating & Corporate Governance Committee is available on the Company’s web page at www.dynexcapital.com. A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The members of the Nominating & Corporate Governance Committee are Messrs. Felman (Chairman), Igdaloff, and Von der Porten, all of whom the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards. The Committee met one time in 2006.

The Nominating & Corporate Governance Committee considers candidates for the Board based upon several criteria, including but not limited to their broad-based business and professional skills and experience, concern for the long-term interest of the Company’s shareholders, personal integrity and judgment, and knowledge and experience in the Company’s industry. The Committee further considers each candidate’s independence, as defined by the New York Stock Exchange listing standards. All candidates must have time available to devote to Board duties and responsibilities.

The Nominating & Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee will regularly assess the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee will consider various potential candidates for director. Candidates may come to the attention of the Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Committee and may be considered at any point during the year.

Shareholders entitled to vote for the election of directors may submit candidates for consideration by the Nominating & Corporate Governance Committee if the Company receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the committee reserves the right to not consider the nominee. Whether the committee considers the nomination of such candidate depends on the facts and circumstances of the nomination at that time Under the regulations of the Securities and Exchange Commission, any shareholder desiring to recommend a nominee to be acted upon at the 2008 annual meeting of shareholders must cause such nominee to be received, in proper form, by the Secretary of the Company no later than December 14, 2007 in order for the nominee to be considered for inclusion in the Company’s Proxy Statement for that meeting. Any nominees that are received after that date may be considered by the Nominating & Corporate Governance Committee outside of the proxy statement process.

In evaluating nominations, the Nominating & Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Annual Meeting Attendance

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders. All of the directors attended the 2006 annual meeting of shareholders.

Directors’ Compensation

Each director receives an annual fee of $25,000, plus $1,000 for each meeting of the Board of Directors and Audit Committee he attends and $750 for each meeting of all other committees he attends. The Chairman of the Board receives an additional annual fee of $15,000, so long as he is not an employee of the Company, and the Chairman of the Audit Committee receives an additional fee of $3,000.

Directors are reimbursed expenses related to their attendance at Board of Director or committee meetings.

In addition, the independent directors will receive annually a grant of stock options for 5,000 shares of common stock, under the Company’s 2004 Stock Incentive Plan. The stock options will be fully-vested at the grant date, will have a five-year term and will be granted at a strike price at 10% above the market price on the date of grant. The grant date will be the first Friday following each year’s Annual Meeting of Shareholders.

The following table shows the compensation earned by each of the directors during 2006 *:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	All Other Compensation ($)	Total ($)

Thomas B. Akin, Chairman	60,000	9,052	-	69,052
J. Sydney Davenport Leon A. Felman	15,458 44,250	18,103 9,052	- -	33,561 53,302
Barry Igdaloff	51,000	9,052	-	60,052
Daniel K. Osborne	47,250	9,052	-	56,302
Eric P. Von der Porten	51,750	9,052	-	60,802

___________
* Columns for “Stock Awards”, “Non-Equity Incentive Compensation”, and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they were not applicable

(1)	Each of the above Directors has an aggregate outstanding 10,000 stock options, except Mr. Felman who has 5,000 outstanding stock options, as he exercised 5,000 stock options in February 2007.
(2)	The fair value of each option award was estimated on the date of grant using the Black-Scholes option valuation model based on an expected volatility of 21.8% and a risk-free rate of 5.11%.

OWNERSHIP OF STOCK

Management and Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of each of shares of Common Stock and shares of Series D Preferred Stock as of March 6, 2007, by: (a) each director of the Company, (b) the Named Officer (c) all directors and the executive officer of the Company as a group, and (d) all other shareholders known by the Company to be beneficial owners of more than 5% of the outstanding shares of any class of the Company’s stock.

	Common Stock		Series D Preferred Stock
Name	Shares (1)	Percentage (2)	Shares	Percentage (3)
Thomas B. Akin (4) 4551 Cox Road, Suite 300 Glen Allen, Virginia 23060	1,864,095	14.65%	589,938	13.97%
Stephen J. Benedetti	21,637	*	--	--
Leon A. Felman (5)	152,190	1.25%	67,086	1.59%
Barry Igdaloff (6) 4551 Cox Road, Suite 300 Glen Allen, Virginia 23060	557,771	4.44%	416,218	9.86%
Daniel K. Osborne (7)	16,869	*	5,008	*
Eric P. Von der Porten (8)	165,621	1.36%	11,813	*

All directors and executive officers as a group (6 persons)	2,789,681	21.00%	1,090,063	25.82%

Rockwood Partners, L.P. (9) Rockwood Asset Man-age-ment, Inc. Demeter Asset Management, Inc. Jay Buck 35 Mason Street Greenwich, Connecticut 06830	920,350	7.50%	141,983	3.36%
Wellington Management (10) Company, LLP 75 State Street Boston, Massachusetts 02109	671,500	5.53%	--	--
Arthur D. Lipson (11) Western Investment LLC Western Investment Hedged Partners, LP Western Investment Institutional Partners, LLC Western Investment Total Return Master Fund, Ltd 2855 East Cottonwood Parkway Suite 110 Salt Lake City, UT 84121	1,182,893	9.59%	204,422	4.84%

_______________
* Percentage of ownership is less than one percent of the outstanding shares of the applicable class.

(1) All amounts include both shares of Common Stock and shares of Series D Preferred Stock, which are convertible into shares of Common Stock, on a one-for-one basis, at the option of its holder.
(2) Each percentage is based on 12,136,262 shares of Common Stock issued and outstanding and is calculated based on the assumption that the beneficial owner has converted all shares of Series D Preferred Stock into shares of Common Stock.
(3) Each percentage is based on 4,221,539 shares of Series D Preferred Stock issued and outstanding.
(4) Amount includes 623,438 shares of Common Stock and 350,064 shares of Series D Preferred Stock owned by Talkot Crossover Fund, L.P., of which Mr. Akin is the managing general partner.
(5) Amount reflects 6,589 shares of Common Stock and 10,848 shares of Series D Preferred Stock owned by the Leon A. Felman IRA Rollover, 43,447 shares of Common Stock and 30,826 shares of Series D Preferred Stock owned by the Homebaker Brand Profit Sharing Plan, 7,537 shares of Common Stock and 9,614 shares of Series D Preferred Stock owned by the Leon A. Felman Keogh Profit Sharing Plan, 19,778 shares of Common Stock and 11,840 shares of Series D Preferred Stock owned by the Leon A. Felman Family Trust, 2,120 shares of Common Stock and 2,555 shares of Series D Preferred Stock owned by HLF Corporation, 278 shares of Common Stock and 626 shares of Series D Preferred Stock owned by the Harriet Felman IRA and 355 shares of Common Stock and 777 shares of Series D Preferred Stock owned by the Leon A. Felman IRA.
(6) Amount includes 77,663 shares of Common Stock and 206,902 shares of Series D Preferred Stock owned by clients of Rose Capital, Inc., of which Mr. Igdaloff is the sole proprietor. Mr. Igdaloff shares the power to vote and dispose of such shares.
(7) Amount reflects 11,322 shares of Common Stock and 4,225 shares of Series D Preferred Stock owned by Vantage Pointe Capital Partners LP, of which Mr. Osborne is the managing member of its general partner, and 539 shares of Common Stock and 783 shares of Series D Preferred Stock held in Mr. Osborne’s spouse’s IRA account.
(8)
Amount reflects 153,808 shares of Common Stock and 11,813 shares of Series D Preferred Stock owned by Leeward Capital, L.P. Mr. Von der Porten is the managing member of Leeward Investments, LLC, which is the general partner of Leeward Capital, L.P.

(9)
Based on a Company inquiry, as of December 31, 2006, each of Rockwood Partners, L.P., Rockwood Asset Man-age-ment, Inc., Demeter Asset Management, Inc. and Jay Buck has shared power to vote and dispose of 778,367 shares of Common Stock and 141,983 shares of Series D Preferred Stock. Rockwood Asset Management, Inc. is the general partner of Rockwood Partners, L.P., an investment limited partnership that owns all of the shares reported. Demeter Asset Management, Inc. provides investment management services to Rockwood Partners, L.P., and Mr. Buck is the owner of both Rockwood Asset Management, Inc. and Demeter Asset Management, Inc.

(10)
Wellington Management Company, LLP indicated on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 that, in its capacity as investment adviser, it may be deemed to beneficially own shares of Common Stock held of record by its clients.

(11)
Based on a Company inquiry, as of December 31, 2006, the amount reflects 142,470 shares of Common Stock owned by Western Investment Hedged Partners LP, 760,756 shares of Common Stock and 204,422 shares of Preferred Stock owned by Western Investment Institutional Partners LLC, 50,245 shares of Common Stock owned by Western Investment Total Return Master Fund Ltd, and 25,000 shares of Common Stock individually owned by Mr. Lipson.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock or Series D Preferred Stock, to file with the Securities and Exchange Commission (“SEC”) reports of ownership and changes in ownership of Common Stock and Series D Preferred Stock. Directors and executive officers are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file.  Generally, we will prepare all Section 16(a) filings with the SEC for our directors and executive officer. Based solely on review of the copies of such reports filed with the SEC, we noted that Form 4’s were not filed until March 7, 2006 on reportable transactions related to the partial redemption of our Series D Preferred Stock completed on January 9, 2006 for Messrs. Akin, Felman, Osborne, Igdaloff and Von der Porten.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the Board of Directors, which is composed of the non-employee directors listed below, is responsible for the development, oversight and implementation of our compensation program for executive officers, including the executive officer named in the Summary Compensation Table. In carrying out its responsibilities, the Compensation Committee annually reviews and establishes the compensation of our executive officer, including annual salary levels and bonuses to be paid. The Compensation Committee also makes recommendations to the Board of Directors regarding the issuance of stock incentive awards to the executive officer and other compensation related matters.

The primary objective of our executive compensation program is to attract and retain highly skilled and motivated executive officers who will manage us in a manner to promote its growth and profitability and advance the interest of its shareholders. As such, the compensation program is designed to provide levels of compensation that are reflective of both the individual’s and our performance in achieving our goals and objectives. The Compensation Committee seeks to provide a mix of compensation that will align the short- and long-term interests of our executive officers with that of our shareholders.

A discussion of the principles, objectives, components and determinations of the Compensation Committee with respect to executive compensation is included in the Compensation Discussion and Analysis that follows this Committee report. The specific decisions of the Compensation Committee regarding the compensation of our named executive officers are reflected in the compensation tables and narrative that follow the Compensation Discussion and Analysis.

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and discussed it with management. Based on this review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the year ended December 31, 2006 and this Proxy Statement.

Compensation Committee

Daniel K, Osborne, Chairman
Thomas B. Akin
Eric P. Von der Porten

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer of the Company or any of our subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors reviews and establishes the salary and other compensation of our executive officers and provides oversight of our compensation programs. The Compensation Committee consists entirely of non-employee, independent members of our Board of Directors and operates under a written charter approved by the Board of Directors.

Information on the Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation is included under the caption “Corporate Governance and the Board of Directors - Committees of the Board - Compensation Committee.”

We currently have no Chief Executive Officer or President, and only one executive officer, Stephen J. Benedetti, our Executive Vice President and Chief Operating Officer. Accordingly, Mr. Benedetti does not participate in determining compensation for our executive officers other than to provide the Committee with his perspective on his salary requirements and his view on our success during the calendar year in achieving our goals and objectives set forth at the beginning of the calendar year.

Compensation Objectives and Philosophy

The primary objective of our executive compensation program is to attract and retain highly skilled and motivated officers who will manage us in a manner to promote our growth and profitability and advance the interest of our shareholders. The Compensation Committee understands that the specialized nature and complexities of the Company’s investment activities require individuals with unique skills and experience. The Committee also understands the need to retain Mr. Benedetti and non-executive members of management given the Company’s current posture related to capital preservation versus adding significant new investments. The Committee strives to establish competitive compensation packages which strike a balance between recognition of current achievements and aligning the interests of management on a longer-term basis with that of the Company’s shareholders. Further, it is the intent of the Compensation Committee, and executive management, that the compensation philosophy be applied throughout the organization and that the types of compensation and benefits described herein provided to the executive officers be similar as provided to all other employees.

Executive Compensation Principles

Our executive compensation program consists of base salaries, annual cash incentive payments in the form of discretionary annual bonuses and long-term equity incentives in the form of stock appreciation rights. These components of executive compensation are used together to strike an appropriate balance between cash and stock-based compensation and between short-term and long-term incentives. We expect a meaningful portion of an executive officer’s total compensation to be at risk, tied both to our annual and long-term performance as well as to the creation of shareholder value. In particular, we believe that short-term annual cash compensation should be tied directly to both corporate performance and individual performance for the fiscal year, including the achievement of identified goals as they pertain to the areas of our operations for which the executive officer is personally responsible and accountable. In contrast, we believe that the value of long-term incentive compensation should be tied directly to long-term corporate performance and an increase in shareholder value. Under our policy, performance above identified goals results in increased total compensation, and performance below identified goals results in decreased total compensation.

We differentiate compensation to executive officers based on the principle that total compensation should increase with an executive officer’s position and responsibility, while at the same time a greater percentage of total compensation should be tied to corporate and individual performance, and therefore at risk, as position and responsibility increases. For example, Mr. Benedetti’s annual discretionary bonus is currently set at a maximum of 75% of his salary, and is determined based on the achievement of certain objectives, primarily for us in a given year, and including individual objectives. In addition, as an executive officer’s position and responsibility increases, the use of long-term incentive compensation should increase where our executive officers have the greatest influence on our strategic performance over time.

We presently do not have a policy for adjustment or recovery of payments and awards made to our executive officers in the event that our financial statements were to be restated in the future in a manner that would have impacted the size or payment of the award at the time of payment.

How Executive Pay Levels are Determined

The Compensation Committee annually reviews our executive compensation program and its elements. All decisions by the Compensation Committee relating to the compensation of our executive officer are reported to the full Board of Directors. Periodically, the Committee may solicit third party reviews of our programs, though it did not solicit such review for 2006.

As we have only one executive officer, and no president or chief executive officer, all executive officer compensation is established by the Committee. Mr. Benedetti, our Chief Operating Officer, assists the Committee in assessing the achievement of organizational goals for a particular calendar year, and will provide the Committee with market information regarding executive compensation for similarly situated companies as requested. Otherwise, Mr. Benedetti is responsible for setting base salaries for senior management, to be approved by the Committee, and making recommendations with respect to stock incentive awards for senior management.

In determining the compensation of our executive officer, the Committee evaluates total overall compensation, as well as the mix of salary, cash bonus incentives, equity incentives, and potential severance amounts using a number of factors including the following:

•	Historical cash and equity compensation levels
•	The financial and operating performance of the Company, as compared to specific objectives established at the beginning of the calendar year
•	The specific performance of the executive officer as it relates to the achievement of identified goals for the year
•	Comparative industry and market data, if deemed necessary

With respect to comparative industry data, the Compensation Committee may review executive salaries, compensation structures and the financial performance of comparable companies in a designated peer group established by the Compensation Committee, with assistance from its executive officer. The peer group used for comparison purposes focuses principally on public companies in the financial services industry that are similar to us in size and complexity or companies with similar market capitalizations and other characteristics.

In connection with the establishment of Mr. Benedetti’s compensation for 2006, Mr. Benedetti prepared an analysis of the compensation structures of five public companies for the Committee’s use. The Committee reviewed the amounts and forms of executive compensation and only used these companies as a general guide in reviewing Mr. Benedetti’s compensation structure in 2006. Mr. Benedetti’s overall compensation package was lower than that of all five of the companies selected for similarly situated officers.

Components of Executive Compensation

The elements of the our compensation program in 2006 included base annual salary, bonus compensation and long-term incentives through stock-based awards under our 2004 Stock Incentive Plan, all of which are consistent with our compensation program in prior years. We provide certain retirement benefits through our 401(k) savings plan and non-qualified 401(k) overflow plan. We also provide health and welfare benefits that include participation in our health, dental and vision plans and various insurance plans, including disability and life insurance.

Each of the three principal components of executive compensation is designed to reward and provide incentives to the executive officer consistent with our overall policies and principles on executive compensation as previously discussed. These components and the rationale and methodology for each are described below. Specific information on the amounts and types of compensation earned by the named executive officer during 2006 can be found in the Summary Compensation Table and other tables and narrative disclosures following this discussion.

Base Salary. Our base salary philosophy is to provide reasonable current income to our named executive officers in amounts that will attract and retain individuals with a broad, proven track record of performance. The Compensation Committee establishes the annual salary range for executive officers. In establishing these ranges, the Compensation Committee balances the need to offer salaries that are competitive with peer companies with the need to maintain careful control of salary and benefits expense. The Committee also attempts to balance the fact that Mr. Benedetti is currently our sole executive officer.

Mr. Benedetti’s annual salary for 2006 was $225,000, an increase of $25,000, or 12.5%, from his annual salary in 2005. Mr. Benedetti received a 12.5% increase in base salary in part to reflect an increase in his responsibilities and in part to reflect his performance for 2005. At the end of 2005, Mr. Benedetti was appointed our Chief Operating Officer, a move from Chief Financial Officer, and shifting his responsibilities toward business and operating strategy. Mr. Benedetti nevertheless remains our principal financial officer.

Annual Bonuses. Currently, Mr. Benedetti has the opportunity to earn an annual bonus up to 75% of base salary based on achievement of Company performance goals. In addition to promoting the achievement of corporate performance goals, the bonus awards are designed to align the interests of senior management into a common objective.

The actual amount awarded to Mr. Benedetti is in the discretion of the Compensation Committee and is based on the achievement of certain organizational goals during the year, including increases in adjusted common book value and other quantitative and qualitative goals. Such goals are established at the beginning of the calendar year, and may be changed by the Committee based on changes in the markets in which the Company invests and operates. As it relates to Mr. Benedetti’s 2006 bonus, the Committee evaluated the performance of Mr. Benedetti based on our financial performance, principally as it relates to growth in adjusted common book value per share, achievements in sourcing long-term investment opportunities, achievement of other objectives as determined at the beginning of 2006, and the personal observations of Mr. Benedetti’s performance by the members of the Compensation Committee. The Committee weighed Mr. Benedetti’s performance during the year as an executive officer in general in determining the bonus as well, with no particular weight given to any single identified goal.

The Compensation Committee may also consider the award of individual bonus amounts to executive officers outside of the annual discretionary bonuses. Such bonus amounts are also discretionary, and would be predicated on achievement of extraordinary individual or corporate results. No such bonus was paid in 2006.

In December 2006, the Compensation Committee approved a cash bonus of $135,000 to Mr. Benedetti, which was paid in January 2007. Such bonus was based on a determination by the Committee that the Company had achieved 80% of its targeted objectives. Mr. Benedetti’s bonus was $30,000 higher, or approximately 29%, in 2006 than in 2005. The primary reasons for the increase in 2006 bonus versus 2005 bonus paid to Mr. Benedetti were the increase in his base salary (as the bonus is based on a percentage of salary), and the Committee’s determination that the Company has achieved 80% of its targeted objectives, versus 70% for 2005.

Long-Term Equity Incentives. The Compensation Committee may provide equity incentives to executive officers through long-term awards. Long-term equity incentives historically have been made available to executive officers in the form of stock appreciation rights. The goal of the Compensation Committee in granting equity incentives is to directly link an executive’s compensation opportunities with shareholder value creation. Stock appreciation rights require stock price appreciation in order for executive officers to realize any benefit, thus directly aligning executive and shareholder interests. We have in recent years not granted associated dividend equivalent rights, as we are not current paying a dividend to our common shareholders and we do not expect to pay one for the foreseeable future.

The Compensation Committee uses multiyear vesting of equity incentive awards. Multiyear vesting focuses executive officers on consistent long-term growth in shareholder value and requires executive officers to remain employed with us for extended periods to receive the full benefit of the awards. Equity incentive awards are made pursuant to our 2004 Stock Incentive Plan. Such awards are made to Mr. Benedetti as our sole executive officer and to other employees.

As discussed further below, the Committee awarded Mr. Benedetti 25,000 stock appreciation rights in December 2006 with an effective grant date as of January 3, 2007. These stock appreciation rights had an estimated fair value at the time of grant of approximately $67,250.

Timing of Long-Term Incentive Awards. Our practice with respect to the timing of long-term incentive awards to our executive officer and senior management is to make grants of stock appreciation rights awards to executive officers once each year in December. The grants are effective the close of business on the first official business day in January of the following year. The approval date and grant date are slightly different as it has generally been our policy to price the grant on the first business day of the new calendar year to avoid possible pricing issues with respect to our common stock that may occur in December (for example, a lower price on the common stock as a result of tax loss selling) and to avoid any potential issues with respect to the announcement of our quarterly and annual results.

Non-employee directors receive annual grants of stock options in connection with the annual meeting of shareholders, generally in May or June of each year. Such grants of stock options are based on the 110% of the closing price of our common stock on the first Friday following the Annual Meeting.

We are aware that the release of our quarterly financial results may have an impact on the market price of our common stock, and therefore the value of the stock appreciation rights awarded to our executive officers and the stock option grant, depending on whether the information is favorable or unfavorable. In the case of grants to our non-employee directors, we believe that the annual meeting of shareholders is an appropriate time during the year to make option grants and that a consistent application of our option granting practices from year to year regardless of the content of the first quarter earnings release is also appropriate. The stock options granted by the Compensation Committee are designed to create incentives for the creation of long-term shareholder value and contain delayed vesting provisions that prevent recipients of stock options from taking advantage of short-term fluctuations in the market price of our common stock.

We have not planned in the past, nor do we plan in the future, to time the release of material non-public information for the purpose of affecting the value of executive compensation. We do not have a practice of setting the exercise price of options or stock appreciation rights based on the stock price on any date other than the grant date, nor do we use a formula or any other method to select a price based on a period before, after or surrounding the grant date. All stock incentive awards are granted at the closing price of our common stock on the effective date of grant.

Retirement Plans. We provide additional compensation to our executive officers through various plans which are also available to some or all of our employees. The Compensation Committee oversees these plans and the Compensation Committee considers these plans when reviewing an executive’s total annual compensation and determining the annual and long-term compensation components described above.

We have a 401(k) Savings Plan for all of our employees. The 401(k) Savings Plan allows eligible employees to defer up to 25% of their income on a pretax basis. We match on a dollar-for-dollar basis up to 6% of an employee’s eligible compensation, subject to limitations imposed by the Internal Revenue Code. We also have a non-qualified 401(k) Overflow Savings Plan where employees who maximize their contributions to the 401(k) Savings Plan can contribute amounts on an after-tax basis. We match the employee’s contribution up to 6% of their eligible compensation.

Severance Plans. The Compensation Committee evaluates the potential payment to executive officers under various arrangements that provide for severance payments, including termination and change of control arrangements, in connection with its annual review of executive compensation. As our only executive officer, Mr. Benedetti has a severance agreement as further discussed below. The Committee and the Board feels that such an agreement is important given that Mr. Benedetti is our only executive officer, and given that, we currently do not have a set business strategy.

The terms of the severance agreement provide generally that a lump sum payment will be made to Mr. Benedetti under certain circumstances upon his termination of employment with us. Such circumstances include the termination of employment by Mr. Benedetti for “good reason” (as defined in the agreement) or the termination of his employment by the Company without “cause” (as defined in the agreement). In such events, Mr. Benedetti will have the right to receive a lump sum payment equal to the sum of (i) Mr. Benedetti’s base salary and bonus that has accrued but has not been paid, (ii) the equivalent of Mr. Benedetti’s annual base salary of one year for every fifty months that Mr. Benedetti has been employed by the Company prorated for any period of less than fifty months and

(iii) any other amounts or benefits Mr. Benedetti is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company. Mr. Benedetti also will become fully vested in any options, stock appreciation rights or other forms of incentive stock compensation granted to Mr. Benedetti under the 2004 Stock Incentive Plan if he terminates his employment for good reason or if he is terminated without cause. See further discussion at “Severance Agreement” below.

Annual Compensation of Executive Officer

Compensation for our sole executive officer is administered under the direction of our Compensation Committee. In the tables and discussion below, we summarize the compensation earned during 2006 by Mr. Benedetti as our only named executive officer. As previously indicated, we have no Chief Executive Officer, President, or Chief Financial Officer.

Summary Compensation Tables *

Name and Principal Position	Year	Salary ($)	Bonus ($)	Options Awards ($) (1)	All Other Compensation ($) (2)	Total ($)

Stephen J. Benedetti Executive Vice President, Chief Operating Officer, Secretary and Treasurer	2006	225,000	135,000	67,250	13,530	440,780

______________

* Columns for “Non-Equity Incentive Plan Compensation”, “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “Stock Awards” have been omitted because they were not applicable

(1) Amount represents the fair value of stock appreciation rights awards on the grant date, as computed in accordance with SFAS 123R (award is listed by approval date which is generally in December of each calendar year and differs from the grant date as discussed in the table “Grant of Plan-Based Awards” below). Computed amount was based on average volatility assumption of 25% for 2006 awards, using the volatility assumptions required by SFAS 123R.
(2) Amount consisted of matching contributions to the Company’s 401(k) Plan in the amount of $13,200 and group term life insurance plus associated gross-up taxes in the amount of $330.

We have not entered into an employment agreement with our named executive officer.  All compensation that we pay to him is determined as described above in our “Compensation Discussion and Analysis” section.

The following table contains information concerning grants of stock appreciation rights to the named executive officer during the fiscal year ended December 31, 2006.

Grants of Plan-Based Awards *

Name	Grant Date	Approval Date	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)

Stephen J. Benedetti	1-3-2007	12-19-2006	25,000	7.06
___________
* Columns for “Estimated Future Payouts Under Non-Equity Incentive Plan Awards”, “Estimated Future Payouts Under Equity Incentive Plan Awards” and “All Other Stock Awards: Number of Shares of Stock or Units” have been omitted because they were not applicable.

The approval date and grant date of plan-based awards are slightly different as it has generally been our policy to price the grant on the first business day of the new calendar year to avoid possible pricing issues with respect to our common stock which may occur in December (for example, a lower price on the common stock as a result of tax loss selling). For our executive officers, we typically grant awards in the form of stock appreciation rights. We have not in recent years granted associated dividend equivalent rights. Stock appreciation rights awards will typically vest ratably over a four year period, and expire approximately seven years from the grant date.

Holdings of Stock-Based Awards

In the table below, we list information on the holdings of exercisable and unexercisable option awards as of December 31, 2006 for each of the named executive officers.

Outstanding Equity Awards at Fiscal Year-End *

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Stephen J. Benedetti	- - 15,000	25,000 25,000 45,000	7.06 6.61 7.81	12-31-13 12-31-12 12-31-11

___________

* Columns for “Equity Incentive Plan Awards”, and all columns related to “Stock Awards” have been omitted because they were not applicable.

Each of the above option awards vest ratably over a four-year period based on the anniversary date of the grant (generally at the close of the first business day of the subsequent calendar year).

Option Exercises and Stock Vested

No options were exercised by our executive officer in 2006. The only outstanding stock-based awards held by our named executive officer are stock appreciation rights.

Other Compensation

We do not offer any pension benefit plans or deferred compensation plans to our executive officer or other employees, other than what is discussed under the Retirement Plans section of “Compensation Discussion and Analysis” above.

Severance Agreement

As previously indicated, Mr. Benedetti has a Severance Agreement which provides for payments and acceleration of outstanding and unvested stock options upon his termination without cause or for his resignation with good reason. Mr. Benedetti will receive amounts based on a formula set forth in the Severance Agreement. Items considered good reason include a change-in-control of us, a material change in Mr. Benedetti’s responsibilities or compensation, or a change in the headquarters location of the Company. Change of control includes among other things, an acquisition of more than 20% of our common stock by an unrelated entity, a material change in the composition of our Board of Directors, a merger or other business combination, or a vote by our shareholders to liquidate or dissolve us.

Under the Severance Agreement, Mr. Benedetti will have the right to receive a lump sum payment equal to the sum of (i) Mr. Benedetti’s base salary and bonus that has accrued but has not been paid, (ii) the equivalent of Mr. Benedetti’s annual base salary of one year for every fifty months that Mr. Benedetti has been employed by the Company prorated for any period of less than fifty months and (iii) any other amounts or benefits Mr. Benedetti is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company. Mr. Benedetti also will become fully vested in the stock appreciation rights granted to him under the 2004 Stock Incentive Plan if he terminates his employment for good reason or if he is terminated without cause. If Mr. Benedetti had been terminated without cause or had terminated his employment effective December 31, 2006 with good reason, inclusive of the $135,000 in bonus paid in January 2007 for his 2006 performance, Mr. Benedetti would have received $796,500. In addition, the value of previously unvested stock appreciation rights would have been approximately $12,000 (based on a closing stock price on December 31, 2006 of $7.09).

There are no arrangements that provide for the payment of severance or similar benefits to Mr. Benedetti in connection with a termination of employment for any other reason.

Related Person Transactions

We recognize that maintaining the independence in fact and appearance for our directors and officers is critical. Therefore, we have certain policies and procedures in place to critically evaluate each transaction that could impact the independence of directors and officers. Our Code of Business Conduct and Ethics provides that directors and officers are expected to make appropriate disclosures to the Board and to take appropriate steps to recuse themselves from Board decisions with respect to transactions or other matters involving us as to which they are interested parties or with respect to which a real or apparent conflict or interest exists. Our Corporate Governance Guidelines also provide that directors and officers are to refrain from entering contracts with Board members and their immediate family members or providing support directly or indirectly to their organizations with whom a Board member may be affiliated. In the event that we deem it appropriate to enter transactions with a Board member or a member of their immediate family, the terms of the transaction must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time of a comparable transaction with a non-affiliated person. The Board will evaluate each of these transactions when the independence of the director is determined.

For the year ending December 31, 2006, there were no related person transactions required to be reported pursuant to applicable securities laws.

PROPOSAL TWO

RATIFICATION OF THE SELECTION
OF THE COMPANY’S AUDITORS

The Board of Directors has selected, subject to shareholder ratification, the firm of BDO Seidman LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2007. BDO Seidman LLP audited the financial statements of the Company for the fiscal years ended December 31, 2005 and 2006. A majority of the votes cast by holders of the Common Stock is required for the ratification of the selection of the auditors for the Company.

On October 12, 2005, the Audit Committee of the Company’s Board of Directors dismissed Deloitte & Touche LLP as the Company’s independent registered public accounting firm. Also on October 12, 2005, the Audit Committee engaged the accounting firm BDO Seidman LLP as Deloitte & Touche LLP’s replacement. The Audit Committee had previously decided to solicit proposals from independent registered public accounting firms for purposes of evaluating other alternatives to Deloitte & Touche LLP in the audit of the Company’s consolidated financial statements for the year ending December 31, 2005. After receiving these proposals and considering a variety of factors, the Audit Committee voted to dismiss Deloitte & Touche LLP and engage BDO Seidman LLP as the Company’s new independent registered public accounting firm.

The report of Deloitte & Touche LLP on the Company’s consolidated financial statements for the years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the 2003 and 2004 fiscal years and the interim period from January 1, 2005 through October 12, 2005, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche LLP would have caused them to make reference thereto in their report on our consolidated financial statements for such years. During the same period, there were no reportable events, as required to be disclosed under applicable securities laws.

During the 2003 and 2004 fiscal years and the interim period from January 1, 2005 through October 12, 2005, the Company did not consult with BDO Seidman LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event, each as required to be disclosed under applicable securities laws.

Representatives of BDO Seidman LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE SELECTION OF BDO SEIDMAN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

AUDIT INFORMATION

Independent Registered Public Accounting Firm Fees

The following information is furnished with respect to fees billed for professional services rendered to the Company by BDO Seidman LLP for the fiscal years ended December 31, 2006 and 2005, respectively.

	Fiscal Year Ended December 31,
	2006	2005

Audit Fees (1)	$215,590	$186,790
Audit-Related Fees (2)	-	7,700
Tax Fees (3)	-	-
All Other Fees (4)	11,100	16,400

Total	$226,690	$210,890

(1)
Both 2006 and 2005 Audit Fees include: (i) the audit of the Company’s consolidated financial statements included in its annual report on Form 10-K and services attended to, or required by, statute or regulation; (ii) reviews of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q; (iii) comfort letters, consents and other services related to Securities and Exchange Commission (“SEC”) and other regulatory filings.

(2)
Audit-Related Fees represent professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and not reported under the heading “Audit Fees.” There were no audit-related fees during 2006. During 2005, these amounts include the professional services provided in connection with the audit of the Company’s 401(k) Plan.

(3)	Tax Fees include tax compliance, tax planning, tax advisory and related services.
(4)	During 2006 and 2005, BDO Seidman performed certain agreed upon procedures related to the Company’s master servicing responsibilities on certain securitization financing issuances.

Pre-Approval Policies and Procedures

All services not related to the annual audit and quarterly review of the Company’s financial statements, as described above, were pre-approved by the Audit Committee, which concluded that the provision of such services by the Company’s independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Charter provides for pre-approval of audit and permitted non-audit services. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

Audit Committee Report

The following Audit Committee Report shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of any audits, reviews other professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of internal accounting controls. The Audit Committee is composed of four directors, each of whom is independent as defined by the New York Stock Exchange listing standards.

The Audit Committee has reviewed and discussed with management and the independent accountants the Company’s audited financial statements for fiscal year 2006. In addition, the Committee has communicated with the independent accountants the matters required to be communicated by Statement of Auditing Standards No. 61, “Communication with Audit Committees,” as amended.

The Audit Committee has received from the independent accountants written disclosures and a letter concerning the independent accountants’ independence from the Company, as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” These disclosures have been reviewed by the Committee, and the Committee has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2006 for filing with the Securities and Exchange Commission.

Audit Committee

Eric P. Von der Porten, Chairman
Leon A. Felman
Barry Igdaloff
Daniel K. Osborne

SHAREHOLDER PROPOSALS

Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2008 annual meeting of shareholders must cause such proposal to be received, in proper form, by the Secretary of the Company no later than December 14, 2007 in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting. Any proposals that are received after that date may be considered by the Company outside of the proxy statement process. Proposals that are received after March 28, 2008 may be voted on by the proxy holders designated for that meeting in their discretion.

OTHER MATTERS

The Company’s 2006 Annual Report to Shareholders (the “Annual Report”), which includes a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (excluding exhibits), as filed with the SEC, is being mailed to shareholders with this proxy statement. A copy of the annual report may also be obtained without charge by writing to Dynex Capital, Inc. 4551 Cox Road, Suite 300, Glen Allen, Virginia 23060. The annual report is not part of the proxy solicitation materials.

By the order of the Board of Directors

Stephen J. Benedetti
Executive Vice President and
Chief Operating Officer

April 16, 2007

ANNUAL MEETING OF SHAREHOLDERS OF

DYNEX CAPITAL, INC.

COMMON STOCK

May 24, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330000000000000000 9 052407

The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Thomas B. Akin
- ○ Daniel K. Osborne
- ○ Eric P. Von der Porten

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal to ratify the selection of BDO Seidman LLP, independent certified public accountants, as auditors for the Company for the 2007 fiscal year.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR each of the nominees listed in Proposal 1 and FOR Proposal 2.**

In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY — COMMON STOCK

DYNEX CAPITAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas B. Akin and Stephen J. Benedetti, and each of them, as proxies of the undersigned, with full power of substitution, and authorizes each of them to represent the undersigned and to vote, as designated on this card, all the shares of common stock of Dynex Capital, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Hilton Newark Penn Station Hotel located at Gateway Center-Raymond Boulevard, Newark, New Jersey, Thursday, May 24, 2007 at 9:00 a.m. Eastern Time, or any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Shareholders, and the related proxy statement, a copy of which has been received by the undersigned, and in their discretion on such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

DYNEX CAPITAL, INC.

SERIES D PREFERRED STOCK

May 24, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20200000000000000000 6 052407

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Leon A. Felman
○ Barry Igdaloff

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given or if this proxy card is not completed in accordance with its instructions, the proxies will abstain from voting the shares.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PROXY — SERIES D PREFERRED STOCK

DYNEX CAPITAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas B. Akin and Stephen J. Benedetti, and each of them, as proxies of the undersigned, with full power of substitution, and authorizes each of them to represent the undersigned and to vote, as designated on this card, all the shares of Series D preferred stock of Dynex Capital, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Hilton Newark Penn Station Hotel located at Gateway Center-Raymond Boulevard, Newark, New Jersey, Thursday, May 24, 2007 at 9:00 a.m. Eastern Time, or any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Shareholders, and the related proxy statement, a copy of which has been received by the undersigned, and in their discretion on such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

(Continued and to be signed on the reverse side.)

14475